UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 1, 2019 mobile mini, inc.

(Exact name of registrant as specified in its charter)

Delaware	1-12804	86-0748362
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification Number)

4646 E. Van Buren Street, Suite 400

Phoenix, Arizona 85008

(Address of principal executive offices) (Zip Code)

(480) 894-6311

(Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value Preferred Share Purchase Rights	MINI	Nasdaq Global Select Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14-d2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13-4e(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the previously announced appointment of Kelly Williams as Chief Executive Officer, the Board of Directors (the “Board”) of Mobile Mini, Inc. (the “Company”) has increased the size of the Board from ten to eleven members and appointed Mr. Williams as a Director of the Company as of October 1, 2019.

Mr. Williams will not serve as a member of any Board committee or receive additional compensation for being a Director. Mr. Williams will also enter into the Company’s standard form of indemnification agreement for directors, a form of which is incorporated by reference as Exhibit 10.8 to the Company’s Annual Report on Form 10-K, filed February 5, 2019.

Information with respect to Mr. Williams required by Items 401(b) and 401(e) of Regulation S-K is contained in the Company’s Proxy Statement on Schedule 14A for its 2019 Annual Meeting of Shareholders, filed on March 12, 2019, and is incorporated by reference into this Current Report on Form 8-K. There are no other arrangements or understandings regarding Mr. Williams’ appointment to the Board. There are no family relationships among any of our directors, executive officers, and Mr. Williams. There are no related party transactions between us and Mr. Williams reportable under Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 1, 2019	MOBILE MINI, INC.

/s/ Christopher J. Miner
	Name:	Christopher J. Miner
	Title:	Senior Vice President and General Counsel